EXHIBIT 23(A)






CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Versus Technology, Inc.
Traverse City, Michigan

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated December 9, 1996, relating to the consolidated financial statements of Versus Technology, Inc., as of and for the year ended October 31, 1996, which is contained in that Prospectus.

We also consent to the reference to us under the caption
"Experts" in the Prospectus.


/s/ BDO SEIDMAN, LLP
________________________
BDO Seidman, LLP


Grand Rapids, Michigan
March 11, 1997